AMENDMENT TO FUND PARTICIPATION AND SERVICE AGREEMENT

This Amendment is entered into as of                     , 2007, by and among Teachers Insurance and Annuity Association of America (the “Company”) on its own behalf and on behalf of each segregated asset account of the Company set forth on Exhibit A of the Agreement (as defined below) as may be amended from time to time (individually and collectively “Separate Accounts”), TIAA-CREF Individual & Institutional Services, LLC (“TC Services”, being a party only for the purpose of consenting to this Amendment), American Funds Distributors, Inc. (the “Distributor”), American Funds Service Company (the “Transfer Agent”), and Capital Research and Management Company (the “Adviser”) on behalf of each of the open-end investment companies, or series thereof for which Distributor, Transfer Agent and Adviser provide services (hereinafter collectively called the “Funds” and, individually, a “Fund”).

RECITALS

WHEREAS, the parties entered into a participation Agreement dated December 21, 2006 (the “Agreement”);

WHEREAS, pursuant to the Agreement among the Company, Distributor, Transfer Agent and Adviser, the Company invests in shares of certain of the Funds as funding vehicles for Separate Accounts that issue variable annuity products to persons that are registered owners of such products on the books and records of the Company, and the Company, through the Separate Account, maintains on the books of the Transfer Agent one or more account(s) that hold shares of the Funds; and

WHEREAS, the parties desire to amend the Agreement to reflect revised eligibility requirements for making Class R Shares under the Contracts available to Plans.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, Distributor, Transfer Agent, Adviser and the Company hereby agree to amend the Agreement as follows:

1. Amendment. Paragraph 2 is deleted in its entirety and replaced with the following:

2. Marketing of Contracts. In marketing the Contracts, the Insurance Company will comply or cause its subcontractors to comply in all material respects with applicable state insurance and federal and state securities laws. The Insurance Company may market the Contracts it issues through insurance agencies or brokers including those which may be controlled by insurance companies. The Insurance Company shall make Class R Shares under the Contracts available only to Plans.

a.	Except as provided for in paragraphs b and c of this Section: unless approved by Distributor in writing prior to bidding, Insurance Company will make Class R Shares under the Contracts available only to a Plan with at least $100 million in assets.

b.	For a Plan with less than $100 million in assets, Distributor may, at its discretion, approve in writing Insurance Company making Class R Shares under the Contracts available to the Plan if the Plan uses the services of an independent financial intermediary (e.g., broker, financial advisor, consultant, or registered investment adviser). The financial intermediary must provide Distributor with the following information in writing prior to any approval Distributor might give: (1) the name of the financial intermediary and the firm with whom the financial intermediary is affiliated, (2) the name of the proposed Plan, (3) the name of the Contracts in which the Plan intends to invest, (4) a statement that identifies Insurance Company or another entity as the one providing recordkeeping services to the Plan, and (5) a statement from the financial intermediary that acknowledges the distributor of the Contracts as the broker-dealer of record and that no compensation under this Agreement will be paid to the financial intermediary from American Funds.

c.	Insurance Company need not obtain Distributor’s approval prior to making Class R shares under the Contracts available to a Plan having assets of less than $100 million if the Plan is affiliated with another Plan with more than $100 million in assets (Core Plan), the Core Plan is a client of Insurance Company, and the same committee is responsible for selecting the available investment options for both the Plan and the Core Plan.

2. Amendment. Paragraph 20(a) is deleted in its entirety and replaced with the following:

a.	Insurance Company shall indemnify and hold harmless Distributor, Adviser, Transfer Agent, each of the Funds, and each of its directors, officers, employees and agents and each person who controls them within the meaning of the Securities Act of 1933, as amended, from and against any and all losses, claims, damages, liabilities and expenses, including reasonable attorneys’ fees (“Losses”), they may incur, insofar as such Losses arise out of or are based upon (i) Insurance Company’s negligence or willful misconduct in the performance of its duties and obligations under this Agreement, (ii) Insurance Company’s violation of any Applicable Law in connection with the performance of its duties and obligations under this Agreement, (iii) any breach by Insurance Company of any provision of this Agreement, including any representation, warranty or covenant made in the Agreement, and (iv) any unlawful conduct of, or violation of Applicable Law by Insurance Company in connection with the sale, marketing, distribution, design, or operation of the Contracts. This indemnity provision is in addition to any other liability which Insurance Company may otherwise have to Distributor, Adviser, Transfer Agent or the Funds.

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3. Recitals Incorporated; Definitions. The foregoing recitals are true and correct and by this reference are incorporated herein. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

4. Appendices, Schedules and Exhibits Incorporated. All appendices and exhibits referenced in this Amendment are incorporated herein.

5. Continuing Provisions of the Agreement. Except as otherwise specifically set forth in this Amendment, all other terms of the Agreement shall remain unchanged and continue in full force and effect.

6. Counterpart Signatures. This Amendment may be executed in any number of counterpart signatures with the same effect as if the parties had all signed the same document. All counterpart signatures shall be construed together and shall constitute one agreement.

SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of the date first above written.

AMERICAN FUNDS SERVICE COMPANY		TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, on behalf of itself and each segregated asset account set forth on Exhibit A

By:		By:
Print Name:		Print Name:
Title:		Title:

CAPITAL RESEARCH AND MANAGEMENT COMPANY		TIAA-CREF INDIVIDUAL & INSTITUTIONAL SERVICES, LLC, for purpose of consenting to this Amendment only

By:		By:
Print Name:	Michael Downer	Print Name:
Title:	Vice President and Secretary	Title:

AMERICAN FUNDS DISTRIBUTORS, INC.

By:
Print Name:
Title:

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AMENDMENT TO PARTICIPATION AGREEMENT

This Amendment is entered into as of March      2008, by and among Teachers Insurance and Annuity Association of America (the “Company”) on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A of the Agreement (as defined below) as may be amended from time to time (individually and collectively the “Account”), the TIAA-CREF Institutional Mutual Funds, Teachers Advisors, Inc. (“Adviser”) and Teachers Personal Investors Services, Inc. (“Underwriter”).

RECITALS

WHEREAS, the parties entered into a Participation Agreement dated December 21, 2006, as amended (the “Agreement”);

WHEREAS, pursuant to the Agreement, the Company invests in shares of certain of the Funds as funding vehicles for Accounts that issue variable annuity products to persons that are registered owners of such products on the books and records of the Company, and the Company, through the Account, maintains on the books of the Funds one or more account(s) that hold Shares of the Funds; and

WHEREAS, the parties desire to amend the Agreement to reflect the addition of three Designated Portfolios to Schedule B entitled “Designated Portfolios and Classes”.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the parties hereby agree to amend the Agreement as follows:

1. Amendment.

(a)	Schedule B of the Agreement is deleted in its entirety and replaced with Schedule B attached hereto.

2. Recitals Incorporated; Definitions. The foregoing recitals are true and correct and by this reference are incorporated herein. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

3. Appendices, Schedules and Exhibits Incorporated. All appendices and schedules referenced in this Amendment are incorporated herein.

4. Continuing Provisions of the Agreement. Except as otherwise specifically set forth in this Amendment, all other terms of the Agreement shall remain unchanged and continue in full force and effect.

5. Counterpart Signatures. This Amendment may be executed in any number of counterpart signatures with the same effect as if the parties had all signed the same document. All counterpart signatures shall be construed together and shall constitute one agreement.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of the date first above written.

TIAA-CREF INSTITUTIONAL MUTUAL FUNDS	TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, on behalf of itself and each segregated asset account set forth on Schedule A

By:	By:
Print Name:	Print Name:
Title:	Title:

TEACHERS PERSONAL INVESTORS SERVICES, INC.	TEACHERS ADVISORS, INC.

By:	By:
Print Name:	Print Name:
Title:	Title:

SCHEDULE A

Separate Accounts of the Company

TIAA Separate Account VA-3

Dated: December 21, 2006

Schedule B

Designated Portfolios And Classes

	TIAA-CREF Institutional Mutual Funds	Ticker Symbol
1	International Equity - Institutional Class	TIIEX
2	Growth & Income - Institutional Class	TIGRX
3	Large-Cap Value - Institutional Class	TRLIX
4	Social Choice Equity - Institutional Class	TISCX
5	Mid-Cap Growth - Institutional Class	TRPWX
6	Mid-Cap Value - Institutional Class	TIMVX
7	Small-Cap Equity - Institutional Class	TISEX
8	International Equity Index - Institutional Class	TCIEX
9	Large-Cap Growth Index - Institutional Class	TILIX
10	S&P 500 Index - Institutional Class	TISPX
11	Equity Index - Institutional Class	TIEIX
12	Large-Cap Value Index - Institutional Class	TILVX
13	Mid-Cap Growth Index - Institutional Class	TIMGX
14	Mid-Cap Blend Index - Institutional Class	TRBDX
15	Mid-Cap Value Index - Institutional Class	TMVIX
16	Small-Cap Growth Index - Institutional Class	TISGX
17	Small-Cap Blend Index - Institutional Class	TISBX
18	Small-Cap Value Index - Institutional Class	TISVX
19	Real Estate Securities - Institutional Class	TIREX
20	Bond Fund - Institutional Class	TIBDX
21	Inflation Linked Bond - Institutional Class	TIILX
22	Money Market - Institutional Class	TCIXX
23	Large-Cap Growth - Institutional Class	TILGX
24	Managed Allocation II - Institutional Class	TIMIX
25	High Yield Bond II - Institutional Class	TIHYX
26	Bond Plus II - Institutional Class	TIBFX
27	Short Term Bond II - Institutional Class	TISIX
28	Lifecycle 2010 Fund - Institutional Class	TCTIX
29	Lifecycle 2015 Fund - Institutional Class	TCNIX
30	Lifecycle 2020 Fund - Institutional Class	TCWIX
31	Lifecycle 2025 Fund - Institutional Class	TCYIX
32	Lifecycle 2030 Fund - Institutional Class	TCRIX
33	Lifecycle 2035 Fund - Institutional Class	TCIIX
34	Lifecycle 2040 Fund - Institutional Class	TCOIX
35	Lifecycle 2045 Fund - Institutional Class	TTFIX
36	Lifecycle 2050 Fund - Institutional Class	TFTIX
37	Lifecycle Retirement Income Fund	TLRRX

Dated: March     , 2008

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